EXHIBIT 10.3

                             FIRST ADDENDUM TO LEASE

      This First Addendum to Lease is made on October 10, 1994 between DOUGLAS EMMETT JOINT VENTURE, a California general partnership as successor in interest to PINKWOOD PROPERTIES CORP., a New York corporation ("Landlord"), whose address is 11990 San Vicente Boulevard, Suite 200, Los Angeles, CA 90049, and UNITED RESTAURANTS, INC., a Delaware corporation ("Tenant"), whose address is c/o Harry Shuster, 1430 Lona Vista Drive, Beverly Hills, CA 90210, who agree as follows:

            A. Landlord and Tenant have entered into that certain Lease dated as of July 1, 1994 (the "Lease"), covering certain space commonly known as Suite R-01 in the Building located at 301 North Canon Drive, City of Beverly Hills, California, as more particularly described in the Lease.

            B. All terms defined in the Lease shall have the same meaning when used in this First Addendum to Lease.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

      1. EXPANSION OF PREMISES. Landlord and Tenant have agreed that the Premises shall be expanded to include the area shown hatched in black (the "Expansion Space") on the attached Exhibit A to First Addendum - Suite Plan (the entire Premises, including the Expansion Space, shall be hereinafter referred to as the "Expanded Premises") on December 5, 1994 (the "Expansion Commencement Date"). Landlord and Tenant have further agreed to modify or amend certain terms of this Lease with respect to such expansion. (See Paragraphs 2 through 8 below.) Except as otherwise expressly set forth herein, all of the terms of the Lease shall be applicable to the Expansion Space.

      2. EXPANSION: AREA. The Expansion Space is deemed to be approximately 2,656 useable square feet and approximately 3,054 rentable square feet. Landlord and Tenant acknowledge and agree that the actual Useable and Rentable Area of the Expansion Space may be somewhat more or less than the figures calculated, and that variations in the methods of these calculations exist in the industry. Landlord and Tenant agree, however, that for all purposes of the Lease and this Addendum, the figures stated herein are deemed to be the Useable and Rentable Area of the Expansion, as the case may be. It is acknowledged that for purposes of this First Addendum that Rentable Area for the Expansion Space is calculated as 1.15 times estimated multi-tenant useable area, regardless of what actual common areas of a floor and/or of the Building may be. The basis of this calculation of 1.15 times estimated useable area is to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

      3. EXPANSION: MONTHLY BASE RENT. Effective on the Expansion Commencement Date, the Monthly Base Rent shall be adjusted to include the Expansion Space. The Monthly Base Rent payable pursuant to the Lease shall be increased by the amount of $5,344.50 per month for the Expansion Space.

      4. OPERATING COSTS AND TAXES. With respect to the Expansion Space only, commencing as of January 1, 1996, Tenant shall pay in accordance with Section 3 of the Lease: (a) 7.73% of the increases in Operating Costs (defined in Section 3.A.(ii) of the Lease) for the retail space Operating Cost pool over the Operating Costs for the calendar year 1995 (the "Expansion Space Base Year"), and (b) 3.15% of increases in Taxes (defined in Section 3.A.(i) of the Lease) for the Project over the Taxes for the Project for the Expansion Space Base Year.

      5. CONDITION OF PREMISES. Tenant shall thoroughly inspect the Expansion Space prior to the Expansion Commencement Date. Tenant agrees that Tenant's acceptance of the Expansion Space evidenced by Tenant's entry into possession thereof shall constitute Tenant's unqualified acceptance of the Expansion Space, without representation or warranty, express or implied, in its then-current "AS-IS" condition. The terms and conditions set forth in Section 27.O. of the Lease shall apply to the Expansion Space.

      6. PARKING. Tenant shall be entitled to up to an additional eight (8) unreserved parking spaces in the Building's parking structure at the monthly rates charged by Landlord or Landlord's parking operator for such parking which rates may be subject to change from time to time.

      7. SECURITY DEPOSIT. In addition to the Security Deposit/Letter of Credit required under the Lease, Tenant shall at all times maintain on deposit with Landlord cash in the amount of $5,344.50 as security for the full and faithful observance and performance of all of the covenants and agreements of this Lease to be observed or performed by Tenant (expressly including, without limitation, the payment as and when due of the Monthly Base Rent, Operating Costs and Taxes, and any other sums or damages payable by Tenant hereunder) and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements. If at any time Tenant shall be in default in the payment of any such Monthly Base Rent, Operating Costs and Taxes, and/or any other sums or damages or shall otherwise be in default in the observance or performance of any of the covenants or agreements of this Lease to be observed or performed by Tenant beyond any applicable notice and cure period, then, at Landlord's election, the cash on deposit with it as aforesaid may be applied by Landlord to the payment of the Monthly Base Rent, Operating Costs and Taxes, and other sums or damages in respect of which Tenant is so in default and/or, if Tenant is otherwise in default in the observing or performing as aforesaid of any of the covenants or agreements of this Lease beyond any applicable notice and cure period, said cash on deposit may be applied by Landlord to the payment of such costs and expenses as Landlord shall incur in curing any such default. If as a result of any such application of any such cash, the amount of cash so on deposit with Landlord shall at any time be less than that hereinabove specified, Tenant shall within ten (10) days after demand therefor deposit with Landlord additional cash in an amount equal to the deficiency and Tenant's failure to do so shall, if not cured within three (3) business days after notice to Tenant of such failure, be a material breach of this Lease. If, at the expiration of the term of this Lease, and any extensions thereto, all of such Monthly Base Rent, Operating Costs and Taxes, or other sums or damages, costs or expenses shall have been paid by Tenant to Landlord and Tenant shall not be in default in the observance or performance of any other covenant or agreement of this Lease, then Landlord shall return to Tenant, without interest, all or such part of the cash, if any, then on deposit with Landlord pursuant to this Paragraph 7. Landlord shall have the right to commingle such cash with its general assets and, unless otherwise required by law, Landlord shall not be obligated to pay Tenant interest thereon.

      8. EARLY OCCUPANCY. Upon the execution and delivery of this First Addendum, Tenant may enter the Expansion Space for the purpose of installing its tenant improvements and furniture, fixtures and equipment therein.

      9. (a) USE. In addition to the uses permitted under the Lease, Tenant may use the Expansion Space for any other legally permitted use which is in keeping with the reputation for the Project as a first-class office and retail complex in the central business district of Beverly Hills, California. Without limiting the generality of the foregoing, Tenant may, subject to obtaining all required governmental approvals and consents (if required), use the Expansion Space for parties and social events, both public and private, receptions of all kinds, meetings and banquets, both public and private, and the establishment of private or public clubs. Tenant may provide restaurant and food service to any or all such activities and events. Notwithstanding anything to the contrary contained in the Lease, Tenant may rent out the Expansion Space to caterers or other operators for any such receptions, parties or events. However, it is expressly understood that such uses do not include any public use such as a night club, or dance club, nor for any other public use that would unreasonably interfere with the operation of a retail/office complex.

            (b) HOURS OF OPERATION. Tenant shall not be required to be open for business and continuously operate in the Expansion Space during the mandatory minimum hours of operation set forth in Section 9.B. of the Lease. Rather, Tenant may, subject only to any applicable laws, operate its business in the Expansion Space at any time and shall not be obligated to any minimum hours of operation in the Expansion Space.

      10. REAFFIRMATION. Except as herein modified or amended, the parties hereto ratify and affirm all of the remaining obligations of the parties under the Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this First Addendum to Lease as of the date first above written.

Landlord:                                          Tenant:

DOUGLAS EMMETT JOINT VENTURE,                      UNITED RESTAURANTS, INC.,
a California general partnership                   a Delaware corporation

By: DOUGLAS, EMMETT & COMPANY,
    its agent                                      By: /s/ Harry Shuster
                                                       -------------------------
                                                       Its: President
By: /s/ Kenneth M. Panzer
    ----------------------
    Kenneth M. Panzer                              By:
                                                       -------------------------
                                                       Its:
Dated: 10/24/94
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                    Exhibit A to First Addendum - Suite Plan

                          [FLOOR PLAN GRAPHIC OMITTED]

                                   2nd Floor
                          Suite R-01 - Expansion Space

Rentable Area of Expansion Space: 3,054 approximate square feet
Useable Area of Expansion Space:  2,656 approximate square feet